UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported: August 2, 2010
Commission File No. 1-8968
ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Compensatory Arrangements of Certain Officers
     On August 2, 2010 (the “Effective Date”), the Compensation and Benefits Committee of the Board of Directors (the “Committee”) of Anadarko Petroleum Corporation (the “Company”) approved a Retention Agreement with Charles A. Meloy, the Company’s Senior Vice President of Worldwide Operations (the “Executive”), to provide for the Executive’s continued services to and leadership in the Company for the next two years. The Committee has determined that retaining the Executive is necessary to ensure that the Company is able to successfully execute on its business strategy in light of ongoing events in the Gulf of Mexico.
     Under the terms of the Retention Agreement, Executive will receive a one-time cash payment of $5,000,000, less applicable taxes, within 15 days of the Effective Date and must remain with the Company through August 2, 2012 (the “Retention Period”), in order to realize the full value of such retention payment. In the event Executive resigns (including retirement) from the Company without Good Reason or is determined by the Board of Directors to be terminable by the Company for Cause at any time prior to the end of the Retention Period, Executive shall be required to repay to the Company a portion of the cash retention payment, as set forth in the Retention Agreement, within 30 days following the date of termination or the above-described Board determination. The terms “Cause” and “Good Reason” are defined in the form Key Employee Change of Control Contract, as amended, and as previously filed with the Securities and Exchange Commission.
     In the event of Executive’s death, permanent and total disability, or involuntary termination by the Company without Cause, Executive shall not be required to return any portion of the retention payment. However, if Executive is entitled to receive any severance payment during the Retention Period, there shall be a direct offset of any severance payment by the remaining retention payment subject to being repaid during the Retention Period, as set forth in Retention Agreement. Finally, Executive shall continue to be subject to confidentiality and non-solicitation provisions following a termination of employment, as provided in the Retention Agreement.
     The above description is not a full summary of all of the terms and conditions of the Retention Agreement and is qualified in its entirety by the full text of the Retention Agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Retention Agreement, dated August 2, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION (Registrant)
August 6, 2010	By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retention Agreement, dated August 2, 2010.